Table of Contents

Filed pursuant to Rule 424(b)(5)

Registration No. 333-287907

PROSPECTUS SUPPLEMENT
(To the Prospectus dated June 20, 2025)

263,243 Shares of Common Stock

Forward Industries, Inc.

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 263,243 shares of our Common Stock directly to the investors without a placement agent or underwriter at a price of $8.50 per share. We are not paying underwriting discounts or commissions, so the proceeds to us, before expenses, from the sale of these additional shares will be approximately $2.23 million. We estimate the total expenses of for all shares sold in this offering will be approximately $25,000.

Our common stock is traded on The Nasdaq Capital Market under the symbol “FORD.” On August 8, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $14.22 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $15.4 million based on 1,320,373 shares of outstanding Common Stock, of which 1,127,115 shares were held by non-affiliates, and the last reported sale price of our Common Stock of $13.64 per share on August 7, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered and sold no securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page S-4 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We expect to deliver the shares of Common Stock to the purchasers on or about August 11, 2025.

The date of this prospectus supplement is August 11, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of Common Stock or other securities in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock or other securities. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying base prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying base prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” on page S-6 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the documents incorporated by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and the accompanying prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement for a discussion of the risks involved in investing in our securities.

Our Company

Forward is an engineering design company serving top-tier customers worldwide. The Company provides hardware and software product design and engineering services to customers predominantly located in the U.S.

We provide a complete range of design, engineering and development services with respect to a diverse array of consumer and industrial electronics products. These include but are not limited to medical products, smart displays, beverage vending, enterprise and mobile software applications, lighting, security and detections systems, cameras, wearables and vehicle controls. Solutions in these and other areas are designed and developed in-house, beginning at product concept, extending through design, engineering and prototype, and final design for manufacturing and computer-aided design files.

Corporate Information

Our principal executive offices are located at 700 Veterans Memorial Highway, Suite 100, Hauppauge, NY 11788, and our telephone number is (631) 430-6576. Our website address is http://forwardindustries.com/. Our website and the information contained on, or that can be accessed through, our website is not part of this prospectus, any prospectus supplement, or any registration statement, and is not incorporated by reference into this prospectus or any other filing with the Securities and Exchange Commission.

S-2

The Offering

Issuer	Forward Industries Inc.

Common stock offered	263,243 shares at a purchase price of $8.50 per share.

Common stock outstanding	1,320,373 shares (1)

Common stock to be outstanding immediately after this offering	1,583,616 shares (1)

Use of proceeds	We intend to use the net proceeds from this offering for working capital, redemption of outstanding shares of Series A-1 Preferred Stock, and general corporate purposes. See “Use of Proceeds” on page S-4 of this prospectus supplement.

Stock symbol	“FORD”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, our Annual Report on Form 10-K for the year ended September 30, 2024, which is incorporated by reference into this prospectus supplement, and the other reports incorporated by reference into the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

(1) The number of shares of Common Stock to be outstanding immediately after this offering is based on 1,320,373 shares of Common Stock outstanding as of August 8, 2025 and excludes, as of that date:

●	a total of 118,611 shares of Common Stock issuable upon the exercise of warrants with a weighted average exercise price of $7.20 per share;

●	878,889 shares of Common Stock underlying outstanding shares of Series A-1 and Series B Preferred Stock;

●	168,554 stock options with a weighted average exercise price of $8.06 per share; and

●	282,688 shares of Common Stock available for future grants under our 2021 Equity Incentive Plan.

Except as otherwise indicated herein, all information in this prospectus supplement assumes no exercise or conversion of outstanding options, warrants, or shares of preferred stock as described above.

S-3

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K and Form 10-K/A for the year ended September 30, 2024 filed with the SEC on December 27, 2024 and January 17, 2025, respectively, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus that we file with the Commission after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds.” Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business.

Future sales of our Common Stock, or the perception that such sales may occur, could cause the market price for our Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

The shares of Common Stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

USE OF PROCEEDS

We will have broad discretion in the use of the net proceeds from the sale of the shares of Common Stock offered under this prospectus supplement. We intend to use the net proceeds from the sale of our shares of Common Stock for working capital, redemption of outstanding shares of Series A-1 Preferred Stock, and general corporate purposes.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our Common Stock. The following description of our Common Stock summarizes the material terms and provisions thereof, including the material terms of the shares of Common Stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

See Description of Capital Stock on page 3 of the accompanying prospectus for a description of the material terms of our Common Stock.

S-4

PLAN OF DISTRIBUTION

We are offering the shares of Common Stock directly to certain investors. The offering is not being made through an underwriter or placement agent. We have entered into subscription agreements with these investors for the full amount of the offering. The form of subscription agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information.”

Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the subscription agreement. A purchaser’s obligation to purchase shares is subject to conditions set forth in the subscription agreement as well.

We expect that the sale of 263,243 shares will be completed on or about August 11, 2025. We estimate the total expenses of this offering which will be payable by us for the sale of all shares in the registered direct offering will be approximately $25,000.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “FORD.”

Transfer Agent

We have appointed Equity Stock Transfer as our stock transfer agent.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of Forward Industries, Inc. and Subsidiaries for the years ended September 30, 2024 and 2023, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Forward Industries, Inc. and Subsidiaries’ Annual report on Form 10-K for the year ended September 30, 2024, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Forward Industries, Inc. and Subsidiaries’ ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

S-5

INFORMATION INCORPORATED BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

·	Our annual report on Form 10-K for the year ended September 30, 2024 filed on December 27, 2024 and amended on Form 10-K/A on January 17, 2025;

·	Our quarterly reports on Form 10-Q filed on February 13, 2025 and May 14, 2025;

·	Our current reports on Form 8-K (including 8-K/A) filed on October 4, 2024, October 18, 2024, November 1, 2024, November 18, 2024, December 13, 2024, December 23, 2024, February 3, 2025, February 13, 2025, February 27, 2025, March 17, 2025, March 24, 2025, March 31, 2025, March 31, 2025, April 2, 2025, May 1, 2025, May 8, 2025, May 22, 2025, May 23, 2025, June 4, 2025, June 18, 2025, and July 25, 2025 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits relating to such information, which is neither filed nor incorporated by reference herein);

·	The description of our securities contained in Exhibit 4.1 to our Form 10-K filed with the Commission on December 27, 2019, as updated by any amendments and reports filed for the purpose of updating such description; and

·	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Forward Industries, Inc. at www.sec.gov. You may also access our Exchange Act reports and proxy statements free of charge at our website, www.forwardindustries.com.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

Forward Industries, Inc.

700 Veterans Memorial Highway, Suite 100

Hauppauge, New York 11788

(631) 547-3055

S-6

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

Forward Industries, Inc. intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $50,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. The prospectus supplement also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, brokers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “FORD.” On May 5, 2025, the last reported sales price of our common stock on The Nasdaq Capital Market was $8.86 per share, 821,383 shares of our outstanding common stock were held by non-affiliates (our “public float”), and the aggregate market value of our public float based on the aforementioned price was $7,277,453. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this Registration Statement in a public primary offering for an aggregate offering amount exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million, in each case calculated in accordance with such instruction. During the 12 calendar months prior to and including the date of this prospectus, we have offered no shares of common stock pursuant to General Instruction I.B.6 of Form S-3. If the aggregate market value of our common stock computed pursuant to such instruction equals or exceeds $75 million subsequent to the effective date of this Registration Statement, then the one-third limitation on sales specified therein shall not apply to additional sales made pursuant to this Registration Statement on or subsequent to such date, and instead this Registration Statement shall be considered filed pursuant to General Instruction I.B.1. of Form S-3.

On June 9, 2025, the last reported sales price of our common stock on The Nasdaq Capital Market was $6.47 per share.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” section included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2025

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “Forward Industries,” the “Company,” “Forward” “we,” “us,” and “our” refer to Forward Industries, Inc.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or “Commission”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the specific offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

Forward is an engineering design company serving top-tier customers worldwide. The Company provides hardware and software product design and engineering services to customers predominantly located in the U.S.

We provide a complete range of design, engineering and development services with respect to a diverse array of consumer and industrial electronics products. These include but are not limited to medical products, smart displays, beverage vending, enterprise and mobile software applications, lighting, security and detections systems, cameras, wearables and vehicle controls. Solutions in these and other areas are designed and developed in-house, beginning at product concept, extending through design, engineering and prototype, and final design for manufacturing and computer-aided design files.

Corporate Information

Our principal executive offices are located at 700 Veterans Memorial Highway, Suite 100, Hauppauge, NY 11788, and our telephone number is (631) 430-6576. Our website address is http://forwardindustries.com/. Our website and the information contained on, or that can be accessed through, our website is not part of this prospectus, any prospectus supplement, or any registration statement, and is not incorporated by reference into this prospectus or any other filing with the Securities and Exchange Commission.

1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the documents incorporated by reference. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully read the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended September 30, 2024 filed with the Commission on December 27, 2024, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus that we file with the Commission after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital, and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

2

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 40,000,000 shares of common stock, par value $0.01 per share, and 4,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

We are authorized to issue 40,000,000 shares of common stock, par value $0.01 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Company’s Board of Directors (the “Board”) out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

As of June 9, 2025, we had 1,125,998 shares of common stock outstanding. In addition, as of that date, there were approximately 250,000 shares underlying our outstanding warrants and stock options.

Preferred Stock

We are authorized to issue 4,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board.

At the date of this prospectus, 100,000 shares have been designated as Series A Participating Preferred Stock (“Series A Preferred”). As of June 9, 2025, there were no shares of Series A Preferred outstanding.

As of the date of this prospectus, 6,700 shares have been designated as Series A-1 Preferred Stock and there are 4,925 shares issued and outstanding. Series A-1 shares (i) are convertible at $7.50 per share, subject to customary anti-dilution and other adjustments as set forth in the Certificate of Designation, (ii) have liquidation rights equal to: (X) an amount per share equal to the stated value, and (Y) the same amount that a holder of the Company’s common stock would receive on an as-converted basis, (iii) are not redeemable, (iv) have such voting rights as required by New York law, including class voting rights on matters affecting the Series B preferred stock rights and preferences, and (v) have senior rights to all classes of common stock with respect to dividends, distributions, and liquidation preferences.

As of the date of this prospectus, 1,000,000 shares have been designated Series B preferred stock and there are 1,000,000 shares issued and outstanding. The Series B shares (i) accrue dividends at 10% per annum, payable quarterly in arrears in cash, provided that the Company may elect to pay dividends in common stock or by increasing the stated value if specified equity conditions are met (as defined in the Certificate of Designation), (ii) are convertible into common stock at $4.50 per share, subject to customary anti-dilution and other adjustments as set forth in the Certificate of Designation, (iii) are mandatorily convertible if certain conditions are met, including, but not limited to, when the closing price of the common stock exceeds 200% of the conversion price for five consecutive trading days on the principal trading market, (iv) have liquidation rights equal to the greater of: (X) 125% of the conversion amount and (Y) the amount the holder would have received if the holder converted the shares into common stock immediately prior to liquidation, (v) are not redeemable, (vi) have such voting rights as required by New York law, including class voting rights on matters affecting the Series B preferred stock rights and preferences and (vii) have senior rights to all classes of common stock with respect to dividends, distributions, and liquidation preferences.

3

Both the Series A-1 and Series B shares have certain beneficial ownership limitations and are subject to a maximum number of shares of common stock that may be issued without triggering shareholder approval requirements under the Nasdaq Stock Market rules.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our stockholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our stockholders, see “Certain Provisions of New York Law and of Our Charter and Bylaws – Certificate of Incorporation and Bylaws,” below.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

4

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. Set forth below is a brief summary of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price of the warrants, if any;

•	the aggregate number of the warrants;

•	the terms of the security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, including adjustments for stock splits, combinations, reclassifications, reorganizations, mergers, consolidations, sales of assets, or similar events;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to 5:00 p.m. Eastern Time on the expiration date set forth in the applicable prospectus supplement, unless otherwise specified in the warrant agreement. After the close of business on the expiration date, unexercised warrants will automatically expire and become void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit will automatically become the holder of each security included in the unit, with all associated rights and obligations of such securities. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

Transfer Agent

We have appointed Equiniti Trust Company, LLC as our stock transfer agent. The transfer agent’s address is 48 Wall Street, Floor 23, New York, NY 10005.

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CERTAIN PROVISIONS OF NEW YORK LAW AND OF OUR CHARTER AND BYLAWS

Anti-Takeover Effects of New York Law

Section 912 of the New York Business Corporation Law (the “NYBCL”) prohibits a business combination, such as a merger, consolidation, recapitalization, asset sale or disposition of stock, with any “interested shareholder” for a period of five years from the date that the interested shareholder first became an interested shareholder unless:

•	the business combination, or the acquisition of stock that resulted in the interested shareholder first becoming an interested shareholder, was approved by Forward’s Board of Directors (“Board”) prior to the interested shareholder becoming an interested shareholder;
•	the business combination is approved by the disinterested shareholders at a meeting of Forward’s shareholders called no earlier than five years after the date that the interested shareholder first became an interested shareholder; or
•	the business combination meets certain “fair price” valuation requirements.

An “interested shareholder” is any person that is the beneficial owner of 20% or more of the outstanding voting stock of Forward or is an affiliate or associate of Forward that at any time during the prior five years was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock of Forward. The definition of “combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

The effect of New York’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our Board or shareholders.

In addition, under New York law (a) directors may be removed for cause by vote of the shareholders, and (b) directors may be removed without cause by vote of the shareholders only if specifically authorized by the Certificate of Incorporation or Bylaws. Further, removal of directors with or without cause is subject to: (1) if a corporation has cumulative voting, no director may be removed when the votes cast against such director’s removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast and the entire Board, or class of directors of which he is a member, were then being elected; and (2) when, pursuant to the certificate of incorporation, the holders of any class of shares are entitled to elect one or more directors, any director so elected may be removed only by the vote of the holders of such class. Any such removal requires the affirmative vote of stockholders representing not less than two-thirds of the voting power of the shares entitled to vote.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Certificate of Incorporation and Bylaws:

•	permit our Board to issue up to 4,000,000 shares of preferred stock, without further stockholder approval, with such rights, preferences and privileges as our Board may designate in accordance with applicable law, including rights relating to acquisitions or changes in control;

•	provide that the authorized number of directors may be changed only by a resolution adopted by the Board;

•	provide that, for interim periods before the next meeting of the stockholders held for the election of directors, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of stockholders may be called only by the President, the Chairman of the Board, by the Board of Directors pursuant to a resolution adopted by the majority of the “entire board” (as defined in the Bylaws), or Qualified Shareholders (as defined in the Bylaws) holding at least 30% of all votes entitled to be cast on any issue proposed to be considered at the special meeting;

•	provide advance notice provisions applicable to a stockholder who wishes to nominate a director or propose other business to be considered at a stockholders’ meeting.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or brokers;
•	directly to purchasers;
•	in a rights offering;
•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to be conducted through one or more registered broker-dealers acting as agents, into an existing trading market on an exchange or otherwise in accordance with applicable securities laws and regulations;
•	through agents;
•	in block trades;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to brokers;
•	any commissions paid to agents; and
•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Brokers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to brokers.

We will describe the name or names of any underwriters, brokers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

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In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through brokers, and these brokers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, brokers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on The Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on The Nasdaq Capital Market. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently traded on The Nasdaq Capital Market. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, brokers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, brokers or agents may be required to make, subject to applicable law and the terms of the specific agreements.

Any compensation we pay underwriters or brokers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities, subject to Regulation M and other applicable securities laws and regulations. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to brokers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, brokers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

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Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or brokers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, brokers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, agents or remarketing firms may be required to make. Underwriters, brokers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements of Forward Industries, Inc. and Subsidiaries for the years ended September 30, 2024 and 2023, have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Forward Industries, Inc. and Subsidiaries’ Annual report on Form 10-K for the year ended September 30, 2024, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Forward Industries, Inc. and Subsidiaries’ ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K for the year ended September 30, 2024 filed on December 27, 2024 and amended on Form 10-K/A on January 17, 2025;

•	Our quarterly reports on Form 10-Q filed on February 13, 2025 and May 14, 2025;

•	Our current reports on Form 8-K (including 8-K/A) filed on October 4, 2024, October 18, 2024, November 1, 2024, November 18, 2024, December 13, 2024, December 23, 2024, February 3, 2025, February 13, 2025, February 27, 2025, March 17, 2025, March 24, 2025, March 31, 2025, March 31, 2025, April 2, 2025, May 1, 2025, May 8, 2025, May 22, 2025, May 23, 2025 and June 4, 2025 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits relating to such information, which is neither filed nor incorporated by reference herein);

•	The description of our securities contained in Exhibit 4.1 to our Form 10-K filed with the Commission on December 27, 2019, as updated by any amendments and reports filed for the purpose of updating such description; and

•	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Forward Industries, Inc. at www.sec.gov. You may also access our Exchange Act reports and proxy statements free of charge at our website, www.forwardindustries.com.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

Forward Industries, Inc.

700 Veterans Memorial Highway, Suite 100

Hauppauge, New York 11788

(631) 547-3055

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263,243 Shares

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is August 11, 2025